Exhibit 10.1

LABOR READY, INC.
2000 STOCK OPTION PLAN
(LAST AMENDED JANUARY 14, 2002)

SECTION 1.
PURPOSE

The purpose of the 2000 Stock Option Plan (the “Plan”) is to enhance the long-term shareholder value of Labor Ready, Inc., a Washington corporation (the “Company”), by further aligning the interests of its employees, officers and directors with those of its shareholders by offering opportunities to all full-time employees of the Company and its Subsidiaries (as defined in Section 2), and to the Company’s officers and directors, to own shares in the Company and thereby participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries.

SECTION 2.
DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1.                              “Board” means the Board of Directors of the Company.

2.2.                              “Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, whose determination shall be conclusive and binding.

2.3.                              “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.4.                              “Common Stock” means the common stock of the Company.

2.5.                              “Corporate Transaction” means any of the following events:

2.5.1.                     Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities, or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

2.5.2.                     Consummation of any sale, lease, exchange, or other transfer, in one transaction or a series of related transactions, of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or

2.5.3.                     Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.6                                 “Director” means an individual duly elected or appointed to the Company’s board of directors.

2.7                                 “Disability” means “permanent and total disability” as that term is defined for purposes of Section 22(e)(3) of the Code.

2.8                                 “Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9                                 “Employee” means a person continuously employed for not less than one month by the Company or by any current or future Subsidiary of the Company on a regular basis.

2.10                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11                           “Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sale price for the Common Stock as reported by the Nasdaq National Market for the date upon which the “Fair Market Value” is to be determined, or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sale price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for the date upon which the “Fair Market Value” is to be determined.  If there is no such reported price for the Common Stock for any date in question, then the reported price available on the last trading day immediately preceding such date shall be used to determine the Fair Market Value.

2.12                           “Grant Date” means the date on which the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.

2.13                           “Officer” means the Chief Executive Officer, President, Vice-President, Chief Financial Officer and such other executive management persons designated by the Board of Directors from time to time, all in conformity with NYSE rule 312.03.

2.14                           “Option” means a nonqualified stock option granted under this Plan, which grants the recipient the right to purchase Common Stock.

2.15                           “Optionee” means (i) the person to whom an Option is granted; (ii) for an Optionee who has died, the personal representative of the Optionee’s estate, the person(s) to whom the Optionee’s rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (iii) person(s) to whom an Option has been transferred in accordance with Section 9.

2.16                           “Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.17                           “Retirement” means retirement as of the individual’s normal retirement date as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.18                           “Securities Act” means the Securities Act of 1933, as amended.

2.19                           “Subsidiary”, except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.20                           “Successor Corporation” has the meaning set forth under Section 10.2.

SECTION 3.
ADMINISTRATION

3.1.                              Plan Administrator.  The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board.  The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate.  Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2.                              Administration and Interpretation by the Plan Administrator.  Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of Employees to be granted Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option.  The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration.  The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.  The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4.
STOCK SUBJECT TO THE PLAN

4.1.                              Authorized Number of Shares.  Subject to adjustment from time to time as provided in Section 9., a maximum of 4,750,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, stock dividends and the like) shall be available for issuance under the Plan.  Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2.                              Reuse of Shares.  Any shares of Common Stock that have been made subject to an Option but that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan.

SECTION 5.
ELIGIBILITY

Options may be granted under the Plan to Employees, Officers and Directors as the Plan Administrator from time to time selects.  The foregoing notwithstanding, at least a majority of all options granted under the Plan during any three-year period must be granted to Employees who are not Officers or Directors.

SECTION 6.
ACQUISITIONS

6.1.                              Acquired Company Option Awards.  Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”).  In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such awards shall be deemed to be Optionees.

SECTION 7.
TERMS AND CONDITIONS OF OPTIONS

7.1                                 Form and Grant of Options.  The Plan Administrator shall have the authority, in its sole discretion, to determine the amount of Options to be made under the Plan.  Options may be granted singly or in combination.

7.2                                 Option Exercise Price.  The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3                                 Term of Options.  The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 5 years from the Grant Date.

7.4                                 Exercise of Options.  The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That Is Exercisable

After 1 year	25%
Each l year period of continuous service completed thereafter	An additional 25%
After 4 years	100%

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.

7.5                                 Payment of Exercise Price.  The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased.  Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check and if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by: (y) a promissory note delivered pursuant to Section 12 or (z) such other consideration as the Plan Administrator may permit.

7.6                                 Post-Termination Exercises.  The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time.  If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

Any portion of an Option which is not vested as of the date of termination of the Optionee’s employment or services shall expire concurrently with such termination. Any portion of an Option which is vested as of the date of termination of the Optionee’s employment or services shall expire ninety (90) days after the date of such termination, unless sooner exercised. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services.  The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.
ASSIGNABILITY

No Option granted under the Plan may be assigned, pledged, or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and, during the Optionee’s lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below).

SECTION 9.
ADJUSTMENTS

9.1                                 Adjustment of Shares.  In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor.  The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

9.2                                 Adjustment of Options.  The Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees.  The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, or change in control that is the reason for such action.

9.3                                 Limitations. The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 10.
WITHHOLDING

The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.  The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes.  The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Subsidiary.

SECTION 11.
AMENDMENT AND TERMINATION OF PLAN

11.1                           Amendment of Plan.  The Plan may be amended only by the Board or by the Plan Administrator, in such respects as deemed advisable.

11.2                           Termination of Plan.  The Board may suspend or terminate the Plan at any time.  The Plan will have no fixed expiration date.

11.3                           Consent of Optionee.  The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan.

SECTION 12.
GENERAL

12.1                           Option Agreements.  Options granted under the Plan shall be evidenced by a written grant in such form as approved by the Plan Administrator from time to time.

12.2                           Continued Employment or Services; Rights in Options.  None of the Plan, participation in the Plan, or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.

12.3                           No Rights as a Shareholder.  No Option shall entitle the Optionee to any dividend, voting, or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

12.4                           No Trust or Fund.  The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

12.5                           Costs and Expenses.  Except as provided herein with respect to the payment of taxes, all costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any grant nor any employee receiving a grant.

12.6                           Golden Parachute Taxes.  In the event that any amounts paid or deemed paid to an employee under this Plan are deemed to constitute “excess parachute payments” as defined in Section 280G of the Code (taking into account any other payments made under this Plan and any other compensation paid or deemed paid to an employee), or if any employee is deemed to receive an “excess parachute payment” by reason of his or her vesting of Options pursuant to Section 10 hereof, the amount of such payments or deemed payments shall be reduced (or, alternatively the provisions of Section 10 shall not act to vest options to such employee), so that no such payments or deemed payments shall constitute excess parachute payments.  The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Plan Administrator.

12.7                           Foreign Employees.  Without amending the Plan, the Board may authorize the Plan Administrator to grant options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has employees.

12.8                           Governing Law.  This Plan shall be governed by and construed in accordance with the laws of the State of Washington.

12.9                           Severability. If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 15.
EFFECTIVE DATE

The effective date of the Plan is the date on which it is adopted by the Board.

Adopted by the Board on March 14, 2000 and amended on February 20, 2001, October 18, 2001, December 11, 2001 and January 14, 2002.